EXHIBIT 99.1

Cardtronics Announces Fourth Quarter 2007 Financial Results

HOUSTON, Feb. 28, 2008 (PRIME NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM), the world's largest owner and operator of ATMs, today announced its financial and operational results for the quarter ended December 31, 2007.

Highlights for the fourth quarter include:

 * Consolidated revenues of $116.0 million, up 55% from the fourth quarter of 2006
 * Adjusted EBITDA of $18.3 million, up 32% from the fourth quarter of 2006
 * Significant improvements in key operating metrics versus the fourth quarter of 2006:
     o Average number of transacting ATMs increased by 25%
     o Withdrawal transactions per ATM per month increased by 33%
     o ATM operating gross profit per ATM per month increased by 18%
 * Completion of the Company's initial public offering of 12 million shares of its common stock for $110.1 million of net proceeds, which were used to pay down debt previously outstanding under the
   Company's revolving credit facility
 * Significant international expansion, including net growth during the quarter of 240 machines, or 13%, in the United Kingdom, and
   315 machines, or 31%, in Mexico

A significant factor in comparing Cardtronics' fourth quarter 2007 results with its fourth quarter 2006 results is the Company's acquisition of the financial services business of 7-Eleven, Inc. (the "7-Eleven ATM Transaction"), the results of which have been included in the Company's consolidated financial statements beginning on July 20, 2007.

"2007 was a year of major accomplishments for Cardtronics," remarked Jack Antonini, President and Chief Executive Officer. "In July, we completed our largest acquisition to date, acquiring the ATM and advanced-functionality business of 7-Eleven, and in December, we completed the initial public offering of our common stock. In addition, we continued to make substantial progress on a number of our key strategic initiatives, including the significant expansion of our presence in both the United Kingdom and Mexico, the signing of bank branding agreements covering 1,900 of our domestic ATMs, and the conversion of over 13,000 of our ATMs to our in-house transaction processing switch."

FOURTH QUARTER RESULTS

For the fourth quarter of 2007, revenues totaled $116.0 million, representing a 55% increase over the $74.8 million in revenues recorded during the fourth quarter of 2006. This year-over-year increase was primarily attributable to the 7-Eleven ATM Transaction, which resulted in $36.1 million of incremental revenues during the fourth quarter of 2007.

Adjusted EBITDA totaled $18.3 million for the fourth quarter of 2007 compared to $13.9 million for the fourth quarter of 2006. This 32% increase was primarily attributable to the 7-Eleven ATM Transaction. Adjusted Net Income decreased to $0.6 million ($0.02 per share) from the $2.2 million ($0.10 per share) earned during the fourth quarter of 2006. The year-over-year decrease was primarily the result of incremental cash interest associated with higher debt levels during 2007, incremental depreciation expense due to the increase in the number of machines in the Company's portfolio, and $2.9 million of losses related to the Company's advanced-functionality operations. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

The GAAP net loss for the fourth quarter totaled $7.4 million, reflecting the additional expense amounts discussed above as well as incremental costs incurred to support key initiatives, including the Company's in-house processing conversion efforts and Triple-DES upgrades. The net loss for the quarter also includes a $1.4 million income tax charge associated with valuation allowances against the Company's various deferred tax assets. The $43.5 million net loss available to common shareholders for the fourth quarter of 2007 reflects a one-time, non-cash charge of $36.0 million related to the conversion of the Company's Series B redeemable convertible preferred stock into shares of its common stock in conjunction with the Company's initial public offering. This charge will not recur in the future.

FULL YEAR RESULTS

Revenues totaled $378.3 million for the year ended December 31, 2007, representing a 29% increase over the $293.6 million in revenues recorded during 2006. As was the case with the Company's quarterly results, the year-over-year increase in revenues was primarily attributable to the acquired financial services business of 7-Eleven.

Adjusted EBITDA totaled $60.9 million for the year, representing a 15% increase over the $52.9 million in Adjusted EBITDA for 2006. The year-to-date increase was primarily attributable to the 7-Eleven ATM Transaction. Adjusted Net Income totaled $3.0 million ($0.11 per share) for 2007, which was lower than the $7.3 million ($0.32 per share) generated in 2006. This decrease was attributable to incremental cash interest and depreciation expense during 2007, as well as $5.0 million of losses from the Company's advanced-functionality operations.

The GAAP net loss for the year ended December 31, 2007 totaled $27.1 million, reflecting the additional interest and depreciation expense discussed above as well as the incremental costs associated with the Company's in-house processing conversion efforts and Triple-DES upgrades. The year-to-date 2007 net loss also includes $5.7 million (pre-tax) of impairment charges taken during 2007, the majority of which served to write-off the remaining unamortized intangible asset value associated with a single merchant contract acquired in 2004, and an income tax charge of $4.8 million related to valuation allowances against deferred tax assets. The $63.4 million net loss available to common shareholders for the year ended December 31, 2007, reflects, as mentioned above, a one-time, non-cash charge of $36.0 million related to the conversion of the Company's Series B redeemable convertible preferred stock into shares of its common stock as part of the Company's initial public offering,

2008 GUIDANCE

Below is the Company's financial guidance for fiscal year 2008.

 * Revenues of $480.0 million to $505.0 million,
 * Overall gross margins of around 24.5%,
 * Adjusted EBITDA of $86.0 million to $90.0 million,
 * Depreciation and accretion expense of $38.0 million to
   $39.0 million,
 * Interest expense of $29.0 million to $30.0 million,
 * Adjusted net income of $0.30 to $0.35 per diluted share, based on a range of 39.5 million to 40.0 million shares outstanding, and
 * Capital expenditures of $48.0 million to $50.0 million, net of minority interest.

These amounts include the estimated revenues and losses associated with the Company's advanced-functionality operations. The Company anticipates that pre-tax losses from these operations will be in the range of $3.0 million to $5.0 million for 2008, and that such operations will achieve breakeven results during the second half of 2008. Additionally, the guidance excludes the impact of certain one-time items as well as anticipated stock-based compensation expense and approximately $17.5 million of intangible asset amortization expense.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, and Adjusted Net Income are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring items and, therefore, may not be comparable to similarly titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of net income (loss) to EBITDA, Adjusted EBITDA, and Adjusted Net Income is presented in tabular form elsewhere in this press release.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest owner/operator of ATMs. Cardtronics operates over 32,300 ATMs across its portfolio, with ATMs in every major U.S. market, approximately 2,200 ATMs throughout the United Kingdom, and over 1,300 ATMs in Mexico. Major merchant clients include 7-Eleven(r), A&P(r), Chevron(r), Costco(r), CVS(r)/pharmacy, Duane Reade(r), ExxonMobil(r), Rite Aid(r), Safeway(r), Sunoco(r), Target(r), and Walgreens(r). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit. Over 10,000 Cardtronics owned and operated ATMs are currently under contract to feature bank brands. For more information, please visit the Company's website at http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our fourth quarter financial results and the underlying business events which generated those results. They include, among other things, trends within the ATM industry; proposed new programs and initiatives; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to trends in ATM usage and alternative payment options; changes in the ATM transaction fees the Company receives; decreases in the number of ATMs that can be placed with the Company's top merchants; the Company's reliance on third parties for cash management and other key outsourced services; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; the Company's ability to continue to execute its growth strategies; risks associated with the acquisition of other ATM networks; increased industry competition; increased regulation and regulatory uncertainty; changes in ATM technology; changes in foreign currency rates; and general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006, the Company's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports that have been filed with the SEC during 2007 and 2008.

                       Statements of Operations
   For the Three and Twelve Months ended December 31, 2007 and 2006
                              (unaudited)

                          Three Months Ended     Twelve Months Ended
                              December 31,            December 31,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
                               (in thousands, except share and
                                    per share information)
 Revenues:
 ATM operating
  revenues              $  112,217  $   71,443  $  364,071  $  280,985
 Vcom operating
  revenues                     566          --       1,251          --
 ATM product sales
  and other revenues         3,171       3,402      12,976      12,620
                        ----------  ----------  ----------  ----------
   Total revenues          115,954      74,845     378,298     293,605
 Cost of revenues:
 Cost of ATM operating
  revenues (exclusive
  of depreciation,
  accretion, and
  amortization shown
  separately below)         84,240      52,625     275,286     209,850
 Cost of Vcom
  operating revenues         3,421          --       6,065          --
 Cost of ATM product
  sales and other
  revenues                   2,746       3,301      11,942      11,443
                        ----------  ----------  ----------  ----------
   Total cost of
    revenues                90,407      55,926     293,293     221,293
   Gross profit             25,547      18,919      85,005      72,312
 Operating expenses:
 Selling, general, and
  administrative
  expenses:
   Stock-based
    compensation               242         228         963         828
   Other selling,
    general, and
    administrative
    expenses                 8,130       5,730      28,394      20,839
 Depreciation and
  accretion expense          8,318       4,523      26,859      18,595
 Amortization expense        4,808       2,373      18,870      11,983
                        ----------  ----------  ----------  ----------
   Total operating
    expenses                21,498      12,854      75,086      52,245
 Income from
  operations                 4,049       6,065       9,919      20,067
 Other (income)
  expense:
 Interest expense, net       9,086       5,950      29,523      23,143
 Amortization and
  write-off of
  deferred financing
  costs and bond
  discounts                    486         353       1,641       1,929
 Minority interest in
  subsidiary                   (90)        (97)       (376)       (225)
 Other (income) loss           548      (4,021)      1,585      (4,761)
                        ----------  ----------  ----------  ----------
   Total other expense      10,030       2,185      32,373      20,086
 Income (loss) before
  income taxes              (5,981)      3,880     (22,454)        (19)
 Income tax expense          1,424       1,729       4,636         512
                        ----------  ----------  ----------  ----------
 Net income (loss)          (7,405)      2,151     (27,090)       (531)
 Preferred stock
  conversion and
  accretion (1)             36,072          66      36,272         265
                        ----------  ----------  ----------  ----------
 Net income (loss)
  available to common
  shareholders          $  (43,477) $    2,085  $  (63,362) $     (796)
                        ==========  ==========  ==========  ==========

 Net income (loss)
  per common share:
 Basic                  $    (2.22) $     0.15  $    (4.11) $    (0.06)
                        ==========  ==========  ==========  ==========
 Diluted                $    (2.22) $     0.09  $    (4.11) $    (0.06)
                        ==========  ==========  ==========  ==========

 Weighted average
  shares outstanding:
 Basic                  19,628,308  13,836,697  15,423,744  13,904,505
                        ==========  ==========  ==========  ==========
 Diluted                19,628,308  22,865,634  15,423,744  13,904,505
                        ==========  ==========  ==========  ==========

 (1) The quarterly and full-year amounts for 2007 include a
     $36.0 million one-time, non-cash charge associated with the conversion of the Company's Series B redeemable convertible preferred stock into shares of the Company's common stock in conjunction with the Company's initial public offering in
     December 2007.

                      Consolidated Balance Sheets
                   As of December 31, 2007 and 2006
                              (unaudited)

                                                      December 31
                                                ----------------------
                                                   2007        2006
                                                ----------  ----------
                                                    (in thousands)
 Assets
 Current assets:
   Cash and cash equivalents                    $   13,439  $    2,718
   Accounts and notes receivable, net               23,248      14,891
   Inventory                                         2,355       4,444
   Restricted cash, short-term                       5,900         883
   Prepaid, deferred costs, and other
    current assets                                  11,754      15,451
                                                ----------  ----------
     Total current assets                           56,696      38,387
 Property and equipment, net                       163,912      86,668
 Intangible assets, net                            130,901      67,763
 Goodwill                                          235,185     169,563
 Prepaid and other assets                            4,502       5,375
                                                ----------  ----------
     Total assets                               $  591,196  $  367,756
                                                ==========  ==========

 Liabilities and Stockholders' Equity (Deficit)
 Current liabilities:
   Current portion of long-term debt            $      882  $      194
   Current portion of capital lease
    obligations                                      1,147          --
   Current portion of other long-term
    liabilities                                     16,201       2,501
   Accounts payable and other accrued and
    current liabilities                            104,909      51,256
                                                ----------  ----------
     Total current liabilities                     123,139      53,951
 Long-term liabilities:
   Long-term debt, net of current portion          307,733     252,701
   Capital lease obligations, net of current
    portion                                            982          --
   Deferred tax liability, net                      11,391       7,625
   Asset retirement obligations                     17,448       9,989
   Other long-term liabilities and minority
    interest in subsidiary                          23,392       4,064
                                                ----------  ----------
     Total liabilities                             484,085     328,330
 Redeemable convertible preferred stock                 --      76,594
 Stockholders' equity (deficit)                    107,111     (37,168)
                                                ----------  ----------
     Total liabilities and stockholders'
      equity (deficit)                          $  591,196  $  367,756
                                                ==========  ==========

                         Key Operating Metrics
       Three and Twelve Months Ended December 31, 2007 and 2006
                              (unaudited)

                          Three Months Ended     Twelve Months Ended
                              December 31,            December 31,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
 Average number of
  transacting ATMs:
 United States:
  Company-owned             11,672      11,549      11,563      11,265
 United States:
  Merchant-owned            11,392      12,205      11,632      13,016
 United States:
  7-Eleven Financial
  Services
  Business (1)               5,626          --       2,585          --
 United Kingdom              2,060       1,334       1,718       1,194
 Mexico                      1,191         329         784         303
                        ----------  ----------  ----------  ----------
   Total average
    number of
    transacting ATMs        31,941      25,417      28,282      25,778
                        ==========  ==========  ==========  ==========

 Monthly withdrawal
  transactions per ATM         546         411         490         404
 Total withdrawal
  transactions
  (in thousands)            52,314      31,322     166,248     125,078
 Total transactions
  (in thousands)            80,412      44,269     246,595     172,808

 Per ATM per month
  amounts:
 ATM operating
  revenues              $    1,171  $      937  $    1,073  $      908
 Cost of ATM operating
  revenues (2)                 879         690         811         678
                        ----------  ----------  ----------  ----------
   ATM operating
    gross profit (3)    $      292  $      247  $      262  $      230
                        ==========  ==========  ==========  ==========

 ATM operating gross
  margin (2)                  24.9%       26.4%       24.4%       25.3%

 Adjusted per ATM per
  month amounts:
 ATM operating
  revenues              $    1,171  $      937  $    1,073  $      908
 Adjusted cost of ATM
  operating
  revenues (2) (4)             870         679         801         675
                        ----------  ----------  ----------  ----------
   Adjusted ATM
    operating gross
    profit (3)          $      301  $      258  $      272  $      233
                        ==========  ==========  ==========  ==========

 Adjusted ATM
  operating gross
  margin (2)                  25.7%       27.5%       25.3%       25.7%

 Capital expenditures,
  excluding
  acquisitions
  (in thousands)        $   24,415  $    9,298  $   68,645  $   35,211

 (1) The 2007 year-to-date average for the 7-Eleven Financial Services
     Business represents the 12-month average of ATMs and Vcom units under Cardtronics' ownership.  The low figure is due to the fact that Cardtronics did not acquire the portfolio until July 20,
     2007.  The actual average number of transacting ATMs from the acquisition date to December 31, 2007 was 5,602.
 (2) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are presented separately in our consolidated statements of operations.
 (3) ATM operating gross profit is a measure of profitability that uses only the revenue and expenses that relate to operating the
     ATMs in our portfolio. Revenues and expenses from
     advanced-functionality services, ATM equipment sales, and other
     ATM-related services are not included.
 (4) Adjusted cost of ATM operating revenues excludes the same cost of revenues adjustments as those used to calculate Adjusted EBITDA.

   Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA,
                       and Adjusted Net Income
       Three and Twelve Months Ended December 31, 2007 and 2006
                              (unaudited)

                          Three Months Ended     Twelve Months Ended
                              December 31,            December 31,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
                           (in thousands, except per share amounts)

 Net income (loss)      $   (7,405) $    2,151  $  (27,090) $     (531)
 Plus:
   Interest expense,
    net                      9,086       5,950      29,523      23,143
   Amortization and
    write-off of
    deferred financing
    costs and bond
    discounts                  486         353       1,641       1,929
   Income tax expense        1,424       1,729       4,636         512
   Depreciation and
    accretion expense        8,318       4,523      26,859      18,595
   Amortization expense      4,808       2,373      18,870      11,983
                        ----------  ----------  ----------  ----------
 EBITDA                 $   16,717  $   17,079  $   54,439  $   55,631
                        ==========  ==========  ==========  ==========

 Add back:
   Other (income)
    loss (1)                   548      (4,021)      1,585      (4,761)
   Minority interest          (115)        (22)       (182)        (61)
   Other cost of
    revenues
    adjustments (2)            874         870       3,323       1,123
   Other selling,
    general, and
    administrative
    expense
    adjustments (3)            248         (15)      1,757       1,003
                        ----------  ----------  ----------  ----------
 Adjusted EBITDA        $   18,272  $   13,891  $   60,922  $   52,935
                        ----------  ----------  ----------  ----------
 Less:
   Interest expense,
    net                      9,086       5,950      29,523      23,143
   Depreciation and
    accretion expense        8,318       4,523      26,859      18,595
   Income tax expense
    (at 35%)                   304       1,196       1,589       3,919
                        ----------  ----------  ----------  ----------
 Adjusted Net Income    $      564  $    2,222  $    2,951  $    7,278
                        ==========  ==========  ==========  ==========

 Adjusted Net Income
  per Diluted Share     $     0.02  $     0.10  $     0.11  $     0.32
                        ==========  ==========  ==========  ==========

 (1) Other loss for the quarter and year ended December 31, 2007 includes $0.5 million and $2.0 million, respectively, in losses incurred in connection with the deinstallation of ATMs during the period.  These losses were partially offset for the year by
     $0.6 million in gains on the sale of equity securities awarded to the Company pursuant to the bankruptcy plan of reorganization of
     Winn-Dixie.  Other income for the quarter and year ended
     December 31, 2006 consists primarily of $4.8 million in other income related to settlement proceeds received from Winn-Dixie.

 (2) Other cost of revenues adjustments include the following for the periods indicated:

                          Three Months Ended     Twelve Months Ended
                              December 31,            December 31,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
                                       (in thousands)
 Stock-based
  compensation expense  $       40  $       16  $       87  $       51
 Triple-DES related
  costs                         24         722         472         905
 In-house processing
  conversion costs             684          --       2,419          --
 Other                         126         132         345         167
                        ----------  ----------  ----------  ----------
                        $      874  $      870  $    3,323  $    1,123
                        ==========  ==========  ==========  ==========

 (3) Other selling, general, and administrative expense adjustments include the following for the periods indicated:

                          Three Months Ended     Twelve Months Ended
                              December 31,            December 31,
                        ----------------------  ----------------------
                           2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
                                       (in thousands)
 Stock-based
  compensation expense  $      242  $      228  $      963  $      828
 Litigation settlement
  costs                         --          --         748          --
 Other                           6        (243)         46         175
                        ----------  ----------  ----------  ----------
                        $      248  $      (15) $    1,757  $    1,003
                        ==========  ==========  ==========  ==========

CONTACT:  Cardtronics, Inc.
          J. Chris Brewster, Chief Financial Officer
            281-892-0128
            cbrewster@cardtronics.com
          Tres Thompson, Chief Accounting Officer
            281-892-0137
            tthompson@cardtronics.com